Exhibit 4.17(b)

AMENDMENT NO. 2 TO SECURITY AGREEMENT

AMENDMENT dated as of March 20, 2007 to the Security Agreement dated as of December 17, 2003 (as heretofore amended, the “Security Agreement”) among EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the “Borrower”); its SUBSIDIARIES from time to time party thereto; and CITICORP USA, INC., as Administrative Agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Security Agreement shall, after this Amendment becomes effective, refer to the Security Agreement as amended hereby.

SECTION 2. Amendment to Security Agreement. The definition of “Transferred Receivables” in Section 1(c) of the Security Agreement is amended to read as follows:

“Transferred Receivables” means any Receivables that have been sold, contributed or otherwise transferred to (i) Equistar Receivables in connection with the Securitization Facility and (ii) any Excluded Receivables.

Section 6(a) of the Security Agreement is amended by inserting the phrase “sold, contributed or otherwise transferred to Equistar Receivables” immediately following the words “Transferred Receivables.”

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon its execution and delivery by the Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP

By:	/s/ Karen A. Twitchell
	Name:	Karen A. Twitchell
	Title:	Vice President and Treasurer

CITICORP USA, INC., as Administrative Agent

By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	Director/Vice President